Exhibit 99.1

Alarm.com Reports Second Quarter 2025 Results

-- Second quarter SaaS and license revenue increased 9.0% to $170.0 million, compared to $155.9 million for the second quarter of 2024 --
-- Second quarter GAAP net income increased 5.2% to $34.2 million, compared to $32.5 million for the second quarter of 2024 --
-- Second quarter non-GAAP adjusted EBITDA increased 13.0% to $48.4 million, compared to $42.8 million for the second quarter of 2024 --

TYSONS, VA., August 7, 2025 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2025. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2025 and increased its guidance for the full year of 2025.

Second Quarter 2025 Financial Results as Compared to Second Quarter 2024

•SaaS and license revenue increased 9.0% to $170.0 million, compared to $155.9 million.
•Total revenue increased 8.8% to $254.3 million, compared to $233.8 million.
•GAAP net income increased 5.2% to $34.2 million, compared to $32.5 million. GAAP net income attributable to common stockholders increased 3.1% to $34.6 million, or $0.63 per diluted share, compared to $33.5 million, or $0.62 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased 13.0% to $48.4 million, compared to $42.8 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 6.5% to $34.1 million, or $0.60 per diluted share, compared to $32.0 million, or $0.58 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents was $1.02 billion as of June 30, 2025, compared to $1.22 billion as of December 31, 2024.
•For the six months ended June 30, 2025, cash flows from operating activities was $46.8 million, compared to $72.8 million for the six months ended June 30, 2024. For the six months ended June 30, 2025, non-GAAP free cash flow(*) was $36.1 million, compared to $67.8 million for the six months ended June 30, 2024.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•OpenEye Introduces New AI-Driven Video Analytics Capabilities: OpenEye, Alarm.com’s commercial video surveillance subsidiary, launched new AI-powered search tools that enhance video investigations. Subscribers can quickly locate important footage across multiple cameras and locations by searching for individuals or vehicles using specific visual attributes—such as clothing color or vehicle type and color—or by selecting a target object in a video scene to find similar matches based on appearance. OpenEye’s cloud-based solution is designed to streamline the review of relevant footage and the refinement of search parameters, enabling organizations to respond more quickly to security incidents.

•Launched New Smart Thermostat: Alarm.com's new T25 smart thermostat features a streamlined design, broad HVAC system compatibility and a simplified installation process. Seamless integration with the Alarm.com platform enables efficient deployment by service providers and offers subscribers a full suite of intelligent energy management and system monitoring capabilities.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the third quarter of 2025 and increasing its guidance for the full year of 2025 based upon current management expectations.

For the third quarter of 2025:

•SaaS and license revenue is expected to be in the range of $171.4 million to $171.6 million.

For the full year 2025:

•SaaS and license revenue is expected to be in the range of $681.0 million to $681.4 million.
•Total revenue is expected to be in the range of $990.0 million to $996.4 million, which includes anticipated hardware and other revenue in the range of $309.0 million to $315.0 million.

•Non-GAAP adjusted EBITDA is expected to be in the range of $195.0 million to $196.5 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $136.0 million to $136.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 60.3 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.40 per diluted share.

The 2025 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2025 financial results and its outlook for the third quarter and full year 2025. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 7, 2025. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register-conf.media-server.com/register/BI060b748b395643fa9c6379b7956926f7. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for intelligently connected properties. Millions of homeowners and businesses rely on Alarm.com's technology to secure, monitor and manage their environments from anywhere. Our comprehensive suite of solutions — including security, video surveillance, access control, active shooter detection, intelligent automation, energy management and wellness — is delivered exclusively through a trusted network of thousands of professional service providers and commercial integrators across North America and worldwide. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. Alarm.com delivers serious security for serious people. To learn more, visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall or shortfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and the May 2024 issuance of $500.0 million aggregate principal amount of 2.25% convertible senior notes due June 1, 2029, or the 2029 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as discussed below.

Interest income and certain activity within other expense, net: We exclude interest income as well as certain activity within other expense, net including gains, losses or impairments on investments without readily determinable fair values and other assets, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Income from equity method investments, net: We exclude income from equity method investments, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than we are and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the third quarter and full year 2025 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval (including the ongoing conflicts in Ukraine, and in the Middle East and surrounding areas), supply chain disruptions, interest rates, tariffs and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and new or enhanced United States tax, tariff, import/export restrictions, or other trade barriers; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2025 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended June 30, 2025. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
SaaS and license revenue	$169,993	$155,927	$333,793	$306,271
Hardware and other revenue	84,315	77,880	159,337	150,819
Total revenue	254,308	233,807	493,130	457,090
Cost of revenue(1):
Cost of SaaS and license revenue	23,653	22,094	45,221	42,522
Cost of hardware and other revenue	63,809	59,188	120,475	115,275
Total cost of revenue	87,462	81,282	165,696	157,797
Operating expenses:
Sales and marketing	31,136	27,837	59,685	53,291
General and administrative	27,084	26,104	54,085	55,400
Research and development	69,070	65,730	137,437	131,686
Amortization and depreciation	7,534	7,080	14,558	14,417
Total operating expenses	134,824	126,751	265,765	254,794
Operating income	32,022	25,774	61,669	44,499
Interest expense	(4,321)	(1,968)	(8,635)	(2,764)
Interest income	11,808	10,856	24,179	19,396
Other expense, net	(150)	(1,258)	(2,835)	(1,576)
Income before income taxes	39,359	33,404	74,378	59,555
Provision for income taxes	5,458	884	12,765	3,631
Income from equity method investments, net	(316)	—	(316)	—
Net income	34,217	32,520	61,929	55,924
Net loss attributable to redeemable noncontrolling interests	335	991	573	1,182
Net income attributable to common stockholders	$34,552	$33,511	$62,502	$57,106

Per share information attributable to common stockholders:
Net income attributable to common stockholders per share:
Basic	$0.69	$0.67	$1.26	$1.14
Diluted	$0.63	$0.62	$1.15	$1.06
Weighted average common shares outstanding:
Basic	49,806,105	49,832,503	49,733,328	49,897,884
Diluted	60,137,204	56,680,355	60,159,849	55,868,047
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of hardware and other revenue	$—	$1	$—	$2
Sales and marketing	620	724	1,100	1,479
General and administrative	2,474	3,303	5,446	6,484
Research and development	5,840	7,185	11,846	14,516
Total stock-based compensation expense	$8,934	$11,213	$18,392	$22,481

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,024,862	$1,220,701
Accounts receivable, net of allowance for credit losses of $5,142 and $3,870, and net of allowance for product returns of $1,890 and $2,448 as of June 30, 2025 and December 31, 2024, respectively	122,254	126,082
Inventory	90,027	87,435
Other current assets, net of allowance for credits losses of $749 and $0 as of June 30, 2025 and December 31, 2024, respectively	55,413	47,374
Total current assets	1,292,556	1,481,592
Property and equipment, net	70,839	63,205
Intangible assets, net	66,158	63,159
Goodwill	178,657	154,211
Deferred tax assets	195,270	181,284
Operating lease right-of-use assets	53,167	53,425
Investments in unconsolidated entities	198,609	17,170
Other assets, net of allowance for credit losses of $1 as of June 30, 2025 and December 31, 2024	42,798	24,162
Total assets	$2,098,054	$2,038,208
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$114,632	$139,427
Accrued compensation	26,594	28,739
Deferred revenue	13,744	12,940
Convertible senior notes, net	498,271	—
Operating lease liabilities	9,015	7,700
Total current liabilities	662,256	188,806
Deferred revenue	13,497	13,619
Convertible senior notes, net, noncurrent	488,208	983,477
Operating lease liabilities	67,662	65,534
Other liabilities	14,498	15,479
Total liabilities	1,246,121	1,266,915
Redeemable noncontrolling interests	54,588	44,747
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 53,146,668 and 52,756,077 shares issued; and 49,834,537 and 49,618,346 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	531	528
Additional paid-in capital	537,865	521,192
Treasury stock, at cost; 3,312,131 and 3,137,731 shares as of June 30, 2025 and December 31, 2024, respectively	(196,458)	(186,291)
Accumulated other comprehensive income	2,603	815
Retained earnings	452,804	390,302
Total stockholders’ equity	797,345	726,546
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$2,098,054	$2,038,208

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2025	2024
Net income	$61,929	$55,924
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for credit losses on accounts receivable	1,552	357
Reserve for product returns	1,111	2,022
Provision for credit losses on notes receivable	749	3,996
Amortization on patents and tooling	357	417
Amortization and depreciation	14,558	14,417
Amortization of debt issuance costs	3,002	1,811
Amortization of operating leases	7,829	5,953
Deferred income taxes	(15,673)	(24,992)
Change in fair value of contingent liability	(290)	44
Stock-based compensation	18,392	22,481
Loss from investments in unconsolidated entities	3,454	23
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	1,574	4,668
Inventory	(1,544)	16,484
Other current and non-current assets	(4,732)	601
Accounts payable and other current liabilities	(39,711)	(30,437)
Deferred revenue	682	3,022
Operating lease liabilities	(6,393)	(6,751)
Other liabilities	(73)	2,776
Cash flows from operating activities	46,773	72,816
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(23,412)	—
Additions to property and equipment	(10,667)	(5,058)
Issuances of notes receivable	(23,500)	(500)
Receipt of payments on notes receivable	49	26
Capitalized software development costs	(758)	(632)
Purchase of investments in unconsolidated entities	(174,700)	(2,950)
Purchases of other intangible assets	—	(45)
Cash flows used in investing activities	(232,988)	(9,159)
Cash flows (used in) / from financing activities:
Proceeds from issuance of convertible senior notes	—	500,000
Payments of debt issuance costs	—	(13,946)
Purchases of capped calls related to convertible senior notes	—	(63,050)
Payments of deferred consideration for acquisitions	(1,741)	(4,569)
Purchases of treasury stock, including transaction costs	(10,167)	(75,000)
Payments of tax withholdings related to vesting of restricted stock units	—	(3,401)
Issuances of common stock from equity-based plans	2,314	6,734
Cash flows (used in) / from financing activities	(9,594)	346,768
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(184)	(133)
Net (decrease) / increase in cash, cash equivalents and restricted cash	(195,993)	410,292
Cash, cash equivalents and restricted cash at beginning of the period	1,229,132	701,079
Cash, cash equivalents and restricted cash at end of the period	$1,033,139	$1,111,371

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,024,862	$1,104,539
Restricted cash included in other current assets and other assets	8,277	6,832
Total cash, cash equivalents and restricted cash	$1,033,139	$1,111,371

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP adjusted EBITDA:
Net income	$34,217	$32,520	$61,929	$55,924
Adjustments:
Interest expense, interest income and certain activity within other expense, net	(7,512)	(8,888)	(15,544)	(16,632)
Provision for income taxes	5,458	884	12,765	3,631
Income from equity method investments, net	(316)	—	(316)	—
Amortization and depreciation expense	7,534	7,080	14,558	14,417
Stock-based compensation expense	8,934	11,213	18,392	22,481
Acquisition-related expense	10	13	60	44
Litigation expense	87	9	108	12
Total adjustments	14,195	10,311	30,023	23,953
Non-GAAP adjusted EBITDA	$48,412	$42,831	$91,952	$79,877

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP adjusted net income:
Net income, as reported	$34,217	$32,520	$61,929	$55,924
Provision for income taxes	5,458	884	12,765	3,631
Income from equity method investments, net	(316)	—	(316)	—
Income before income taxes	39,359	33,404	74,378	59,555
Adjustments:
Interest income and certain activity within other expense, net	(11,833)	(10,856)	(24,179)	(19,396)
Amortization expense	4,731	4,718	9,289	9,401
Amortization of debt issuance costs	1,504	1,021	3,002	1,811
Stock-based compensation expense	8,934	11,213	18,392	22,481
Acquisition-related expense	10	13	60	44
Litigation expense	87	9	108	12
Non-GAAP adjusted income before income taxes	42,792	39,522	81,050	73,908
Income taxes [1]	(8,987)	(8,300)	(17,021)	(15,521)
Non-GAAP adjusted net income	$33,805	$31,222	$64,029	$58,387

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2025 and 2024. The 21.0% effective tax rate for each of the three and six months ended June 30, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$34,552	$33,511	$62,502	$57,106
Provision for income taxes	5,458	884	12,765	3,631
Income from equity method investments, net	(316)	—	(316)	—
Income attributable to common stockholders before income taxes	39,694	34,395	74,951	60,737
Adjustments:
Interest income and certain activity within other expense, net	(11,833)	(10,856)	(24,179)	(19,396)
Amortization expense	4,731	4,718	9,289	9,401
Amortization of debt issuance costs	1,504	1,021	3,002	1,811
Stock-based compensation expense	8,934	11,213	18,392	22,481
Acquisition-related expense	10	13	60	44
Litigation expense	87	9	108	12
Non-GAAP adjusted income attributable to common stockholders before income taxes	43,127	40,513	81,623	75,090
Income taxes [1]	(9,057)	(8,508)	(17,141)	(15,769)
Non-GAAP adjusted net income attributable to common stockholders	$34,070	$32,005	$64,482	$59,321

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2025 and 2024. The 21.0% effective tax rate for each of the three and six months ended June 30, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.69	$0.67	$1.26	$1.14
Provision for income taxes	0.11	0.02	0.26	0.07
Income from equity method investments, net	(0.01)	—	(0.01)	—
Income attributable to common stockholders before income taxes	0.79	0.69	1.51	1.21
Adjustments:
Interest income and certain activity within other expense, net	(0.24)	(0.22)	(0.49)	(0.39)
Amortization expense	0.10	0.09	0.19	0.19
Amortization of debt issuance costs	0.03	0.02	0.06	0.04
Stock-based compensation expense	0.18	0.23	0.37	0.46
Acquisition-related expense	—	—	—	—
Litigation expense	—	—	—	—
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.86	0.81	1.64	1.51
Income taxes [1]	(0.18)	(0.17)	(0.34)	(0.32)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.68	$0.64	$1.30	$1.19
Non-GAAP adjusted net income attributable to common stockholders per share - diluted [2]	$0.60	$0.58	$1.14	$1.07
Weighted average common shares outstanding:
Basic, as reported	49,806,105	49,832,503	49,733,328	49,897,884
Diluted, as reported	60,137,204	56,680,355	60,159,849	55,868,047

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2025 and 2024. The 21.0% effective tax rate for each of the three and six months ended June 30, 2025 and 2024 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

2 Non-GAAP adjusted net income attributable to common stockholders per diluted share includes the add back of cash interest expense, net of tax, attributable to convertible senior notes of $2.1 million and $4.2 million for the three and six months ended June 30, 2025, respectively, and $0.7 million for each of the three and six months ended June 30, 2024.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP free cash flow:
Cash flows from operating activities	$22,716	$22,963	$46,773	$72,816
Additions to property and equipment	(4,552)	(1,992)	(10,667)	(5,058)
Non-GAAP free cash flow	$18,164	$20,971	$36,106	$67,758